UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2025

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2025, Applied Digital Corporation, a Nevada corporation (the “Company”) entered into a preferred equity purchase agreement (the “PEPA”) with the investors signatory thereto (the “Investors”). Under the PEPA, the Company has the right to put up to $150 million (the “Commitment Amount”) of shares of the Company’s newly designated Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”) to the Investors, subject to certain conditions and limitations. The shares of the Series G Preferred Stock may be put from time to time at the Company’s discretion during the period commencing on April 30, 2025 (the “Commitment Date”) and terminating on the earlier of (i) the 36-month anniversary of the Commitment Date or (ii) such date as there ceases to be a sufficient number of authorized but unissued shares of common stock of the Company, par value $0.001 (the “Common Stock”) remaining under the Exchange Cap (as defined below). Sales of the Series G Preferred Stock will be made to the Investors at a purchase price of $1,000 per share, subject to an original issue discount of 4%. Northland Securities, Inc. acted as the placement agent and will receive fees in an amount equal to 3% of the gross transaction amount.

The Company’s put right may be exercised in increments of $25 million, up to an initial limit of $75 million. The initial limit will automatically increase by an incremental $25 million, for a maximum of the Commitment Amount, on each of the 10th, 40th and 70th days after the date on which a registration statement covering the resale of the shares of Common Stock underlying the Series G Preferred Stock is declared effective by the U.S. Securities and Exchange Commission (such date, the “Registration Effective Date”). Pursuant to the PEPA, the shares of Common Stock issuable upon conversion of the Series G Preferred Stock are required to be registered for resale as soon as practicable after June 2, 2025, but in no case later than June 9, 2025 (subject to certain exceptions).

The Series G Preferred Stock becomes convertible upon the earlier of (i) 45 days after the first issuance date of the Series G Preferred Stock and (ii) the Registration Effective Date. Conversion of the Series G Preferred Stock will be subject to a customary 4.99% beneficial ownership limitation, as well as a 19.99% conversion limitation pursuant to the applicable Nasdaq Listing Rules (the “Exchange Cap”).

On each conversion date, the conversion price for the Series G Preferred Stock being converted (the “Conversion Price”) will equal the greater of (i) 95% of the lowest daily Volume Weighted Average Price for each of the five trading days immediately preceding the conversion date and (ii) the initial floor price of $4.25, which may be reduced by the Company at any time in its sole discretion, but in no event below $1.34 (as may be adjusted from time to time, the “Floor Price”). Based on its initial stated value of $1,000 per share and the $4.25 initial Floor Price, each share of Series G Preferred Stock would be convertible into an aggregate of 236 shares of Common Stock. No right of conversion may be exercised by the Investors in excess of $30 million of stated value, in the aggregate, per month, unless otherwise mutually agreed in writing by the Company and the holders holding a majority of the voting power of the Series G Preferred Stock outstanding at the time.

The Company filed the Certificate of Designation (as defined below) with the Secretary of State of the State of Nevada on April 30, 2025. The summary of the material terms of the Series G Preferred Stock set forth below in “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 1.01 in its entirety.

The PEPA contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties.

The foregoing description of the PEPA is qualified in its entirety by reference to the full text of the PEPA, a form of which is attached hereto as Exhibit 10.1 and is incorporated in its entirety herein by reference. The representations, warranties and covenants contained in the PEPA were made only for purposes of such agreement and as of a date specified therein, as applicable, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the PEPA described in Item 1.01 of this Current Report on Form 8-K, on April 30, 2025, the Company delivered a notice terminating its existing Standby Equity Purchase Agreement, dated as of August 28, 2024, as amended, with YA II PN, LTD. (the “SEPA”), effective May 7, 2025. The Company did not issue any shares of Common Stock pursuant to the SEPA and incurred no early termination penalties in connection with the termination of the SEPA.

Item 3.02	Unregistered Sales of Equity Securities.

The offer and sale of the Series G Preferred Stock pursuant to the PEPA, and the shares of Common Stock issuable upon the conversion of the Series G Preferred Stock, is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Series G Preferred Stock, nor shall there be an offer, solicitation or sale of the Series G Preferred Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2025, the Company filed a Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock with the Secretary of State of the State of Nevada designating 156,000 shares out of the authorized but unissued shares of its preferred stock as Series G Preferred Stock with a stated value of $1,000 per share (the “Certificate of Designation”). The following is a summary of the principal terms of the Series G Preferred Stock as set forth in the Certificate of Designation:

Series G Preferred Stock will rank on parity with the Company’s Series E Redeemable Preferred Stock, par value $0.001 per share and the Company’s Series E-1 Preferred Stock, par value $0.001 per share, and may rank on parity with or senior to any other series of preferred stock issued by the Company from time to time in the future. The Series G Preferred Stock will rank senior to the Common Stock.

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of the Series G Preferred Stock will be entitled to receive distributions out of the assets of the Company in an amount per share equal to the then-current Series G stated value, whether capital or surplus, before any distributions shall be made on any shares of the Common Stock.

The Series G Preferred Stock has no voting rights, except as required by law and for certain customary protective provisions.

If any Investor is prevented from converting any portion of its Series G Preferred Stock because of the Exchange Cap, and such limitation continues for 18 months following the date that is 18 months following the issuance of such Series G Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, then the portion of the Series G Preferred Stock held by such Investor at such time shall be redeemed by the Company, within 10 trading days after such earlier date, at a price equal to the greater of (A) the product of (x) the Conversion Price in effect on the first (1st) date this limitation prohibited conversion thereof and (y) the number of shares of Common Stock into which such Series G Preferred Stock that was not converted is convertible at such Conversion Price (without regard to any limitations on conversion), and (B) 110% of the stated value of such Series G Preferred Stock.

If, (i) the Volume Weighted Average Price (as defined in the Certificate of Designation) for any trading day falls below the Floor Price, as may be adjusted from time to time, and then remains below the Floor Price for 10 consecutive trading days (which 10 consecutive trading day period shall not include any days prior to the original issuance date of the applicable Series G Preferred Stock) and (ii) the Company does not elect to reduce the Floor Price ((i) and (ii) collectively, the “VWAP Limitation”), and while such VWAP Limitation exists an Investor delivers a Notice of Conversion, then in lieu of effecting such conversion, the Company shall redeem such Series G Preferred Stock and pay to such Investor, on a monthly basis beginning on the 1st day of the 1st month following the date of conversion in respect of such Notice of Conversion and continuing for 11 months thereafter, an amount equal to 1/12th of 105% of the stated value of such Series G Preferred Stock; provided, however, that if the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, occurs during such 12-month period, then payment of the balance, if any, shall accelerate and become due and payable by the Company within 10 trading days of such earlier date. If the VWAP Limitation is met and continues for each trading day through the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, and during such period an Investor does not deliver a Notice of Conversion in respect of any portion of its Series G Preferred Stock held by such Investor at such time, then all Series G Preferred Stock held by such Investor on the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, shall be redeemed by the Company, within 10 trading days of the date of such earlier date, at a price equal to the greater of (1) the product of (A) the Floor Price, as may be adjusted from time to time, as of the 10th trading day on which the Volume Weighted Average Price fell below the Floor Price and (B) the number of shares of Common Stock into which such Series G Preferred Stock that was not converted is convertible at such Floor Price (without regard to any limitations on conversion), and (2) 110% of the stated value of such Series G Preferred Stock. All such redemptions, if any, shall be paid in cash by the Company.

The foregoing description of the Series G Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated in its entirety herein by reference.

Item 8.01	Other Events.

Press Release

On April 30, 2025, the Company issued a press release announcing the entry into the PEPA. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock.
10.1*	Form of Preferred Equity Purchase Agreement.
99.1	Press Release dated April 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	May 1, 2025	By:	/s/ Saidal L. Mohmand
		Name:	Saidal L. Mohmand
		Title:	Chief Financial Officer